UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.)

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

Tenneco Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On February 23, 2022, Tenneco Inc. (the “Company”) made the following announcements via various social media outlets in connection with the announcement of that certain Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Pegasus Holdings III, LLC, a Delaware limited liability company (“Parent”), and Pegasus Merger Co., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). The Merger Agreement provides, among other things, and subject to the terms and conditions set forth therein, that Merger Sub will be merged with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent (the “Merger”). Parent and Merger Sub are affiliates of certain funds managed by affiliates of Apollo Global Management, Inc.

Twitter

Just announced: @TennecoInc has entered into a $7.1 billion agreement with Apollo to become a private company. Read more here: Investors | Tenneco Inc.

Twitter

New and exciting chapter for @TennecoInc as we partner with Apollo to extend our position as a leading global automotive supplier. This partnership is a win-win that will benefit Tenneco’s team members, our customers and our shareholders. Read more here: Investors | Tenneco Inc.

Twitter

Apollo will provide @TennecoInc with additional strategic flexibility to provide best-in-class solutions and serve our customers around the world. Read more here: Investors | Tenneco Inc.

Twitter

This transaction is a testament to the achievements of @TennecoInc’s global team. We are excited to grow and reach new heights with Apollo. Read more here: Investors | Tenneco Inc.

LinkedIn

Today marks an important milestone for Tenneco. We have entered into a definitive agreement to be acquired by Apollo. As we enter the next chapter for our company, we believe having a partner like Apollo will enable us all to grow and reach new heights. We expect that as a private company, we will have additional strategic flexibility to enhance our ability to provide best-in-class solutions and extend our position as a leading global automotive supplier.

While we are excited about today’s announcement, this is just the first step. We expect to complete the transaction in the second half of 2022, and until then we remain an independent company – it’s business as usual for all of us at Tenneco.

Learn more about our next chapter here: Investors | Tenneco Inc.

Additional Information About the Merger and Where to Find It

This communication is being made in respect of the proposed transaction involving TEN and Apollo private equity funds. A meeting of the stockholders of TEN will be announced as promptly as practicable to seek stockholder approval in connection with the proposed Merger. TEN expects to file with the Securities and Exchange Commission (“SEC”) a proxy statement and other relevant documents in connection with the proposed Merger. The definitive proxy statement will be sent or given to the stockholders of TEN and will contain important information about the proposed transaction and related matters. INVESTORS AND STOCKHOLDERS OF TEN ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT TEN, THE APOLLO PRIVATE EQUITY FUNDS ACQUIRING TEN AND THE MERGER. Investors may obtain a free copy of these materials (when they are available) and other documents filed by TEN with the SEC at the SEC’s website at www.sec.gov, at TEN’s website at www.tenneco.com or by sending a written request to Tenneco Inc., Attn: Corporate Secretary, 500 North Field Drive, Lake Forest, Illinois 60045.

Participants in the Solicitation

TEN and its directors, executive officers and certain other members of management and team members may be deemed to be participants in soliciting proxies from its stockholders in connection with the Merger. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of TEN’s stockholders in connection with the Merger will be set forth in TEN’s definitive proxy statement for its stockholder meeting. Additional information regarding these individuals and any direct or indirect interests they may have in the Merger will be set forth in the definitive proxy statement when it is filed with the SEC in connection with the Merger. Information relating to the foregoing can also be found in TEN’s definitive proxy statement for its 2021 Annual Meeting of Stockholders (the “Annual Meeting Proxy Statement”), which was filed with the SEC on April 1, 2021. To the extent that holdings of TEN’s securities have changed since the amounts set forth in the Annual Meeting Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

Forward Looking Statements

This announcement contains “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when TEN or its management is discussing its beliefs, estimates or expectations. Such statements generally include the words “believes,” “plans,” “intends,” “targets,” “will,” “expects,” “estimates,” “suggests,” “anticipates,” “outlook,” “continues,” or similar expressions. These statements are not historical facts or guarantees of future performance but instead represent only the beliefs of TEN and its management at the time the statements were made regarding future events which are subject to certain risks, uncertainties and other factors, many of which are outside TEN’s control. Actual results and outcomes may differ materially from what is contained in such forward-looking statements as a result of various factors, including, without limitation: (1) the inability to consummate the Merger within the anticipated time period, or at all, due to any reason, including the failure to obtain stockholder approval to adopt the Merger Agreement, the failure to obtain required regulatory approvals or the failure to satisfy the other conditions to the consummation of the Merger; (2) the risk that the Merger Agreement may be terminated in circumstances requiring TEN to pay a termination fee; (3) the risk that the Merger disrupts TEN’s current plans and operations or diverts management’s attention from its ongoing business; (4) the effect of the announcement of the Merger on the ability of TEN to retain and hire key personnel and maintain relationships with its customers, suppliers and others with whom it does business; (5) the effect of the announcement of the Merger on TEN’s operating results and business generally; (6) the amount of costs, fees and expenses related to the Merger; (7) the risk that TEN’s stock price may decline significantly if the Merger is not consummated; (8) the nature, cost and outcome of any litigation and other legal proceedings, including any such proceedings related to the Merger and instituted against TEN and others; (9) other factors that could affect TEN’s business such as, without limitation, cyclical and seasonal nature of the industries that TEN serves; foreign operations, especially in emerging regions; changes in currency exchange rates; business disruptions due to public health or safety emergencies, such as the novel strain of coronavirus (“COVID-19”) pandemic; the cost and availability of supplies, raw materials and energy; the effectiveness of TEN’s research and development, new product introductions and growth investments; acquisitions and divestitures of assets and gains and losses from dispositions; developments affecting TEN’s outstanding liquidity and indebtedness, including debt covenants and interest rate exposure; developments affecting TEN’s funded and unfunded pension obligations; warranty and product liability claims; legal proceedings; the inability to establish or maintain certain business relationships and relationships with customers and suppliers or the inability to retain key personnel; the handling of hazardous materials and the costs of compliance with environmental regulations; extreme weather events and natural disasters; and (10) other risks to consummation of the proposed Merger, including the risk that the proposed Merger will not be consummated within the expected time period or at all.

If the proposed transaction is consummated, TEN’s stockholders will cease to have any equity interest in TEN and will have no right to participate in its earnings and future growth. These and other factors are identified and described in more detail in TEN’s Annual Report on Form 10-K for the year ended December 31, 2020, as well as TEN’s subsequent filings and is available online at www.sec.gov. Readers are cautioned not to place undue reliance on TEN’s projections and other forward-looking statements, which speak only as of the date thereof. Except as required by applicable law, TEN undertakes no obligation to update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.